UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2020

PARALLAX HEALTH SCIENCES, INC.

(Exact name of Company as specified in its charter)

Nevada	000-52534	46-4733512
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1327 Ocean Avenue, Suite B Santa Monica, CA 90401 (Address of principal executive offices) 310-899-4442 (Registrant’s Telephone Number)
Copy of all Communications to: Peter V. Hogan Buchalter 1000 Wilshire Boulevard, Suite 1500 Los Angeles, CA 90017 (213) 891-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “Parallax” mean Parallax Health Sciences, Inc., a Nevada corporation, and its subsidiaries, unless otherwise indicated.

ITEM 8.01OTHER EVENTS

On April 13, 2020, the Company received an Order of Suspension of Trading dated April 10, 2020 (the “Order”) from the United States Securities and Exchange Commission (“SEC”). The temporary suspension period is from 9:30 a.m. EDT on April 13, 2020, through 11:59 p.m. EDT on April 24, 2020.

The Order refers to questions raised regarding the accuracy of the Company’s recent press releases in relation to the Company’s development of a rapid screening test for COVID-19, and the Company’s access to “large quantities of COVID-19 diagnostics testing kits and personal protective equipment.”

In an effort to protect the interests of shareholders, the SEC has issued similar orders and suspensions during the last week to several registrants, with concerns over the validity of claims made in connection with the availability of COVID-19 tests and supplies.

The Company, along with its counsel, is cooperating fully with the SEC to substantiate the Company’s recent public announcements and business endeavors, and is addressing any questions and/or concerns raised regarding the accuracy of the assertions made in the Company’s press releases.

Pursuant to Rule 15c2-11 under the Exchange Act, at the termination of the trading suspension, no quotation may be entered unless and until the Company has strictly complied with all provisions of the rule.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLAX HEALTH SCIENCES, INC.

Dated: April 14, 2020	/s/ Paul R. Arena
Paul R. Arena
Chief Executive Officer